Exhibit 10.16

FOURTH AMENDMENT AND JOINDER

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment and Joinder to Loan and Security Agreement is entered into as of July 12, 2021 (the “Amendment”) by and among COMERICA BANK (“Bank”), EVERSIDE HEALTH, LLC, a Delaware limited liability company formerly known as Paladina Health, LLC which was formerly known as Davita DPC Management Company, LLC (“Everside”), PALADINA MEDICAL GROUP OF NEW JERSEY, P.C., a New Jersey corporation (“Paladina New Jersey”), PALADINA HEALTH MEDICAL GROUP, PC, a Colorado corporation (“Paladina PC”), ACTIVATE HEALTHCARE LLC, an Indiana limited liability company (“Activate”), HEALTHSTAT, INC., a North Carolina corporation (“Healthstat”), GATEWAY DIRECT PRIMARY CARE JV, LLC, a Delaware limited liability company (“Gateway”), HEALTHSTAT WELLNESS, INC., a California professional medical corporation (“HSW”), PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION, a California professional corporation (“CA PC”) and PALADINA DPC HOLDING CO., LLC, a Delaware limited liability company (“DPC Holding”), R-HEALTH, INC., a Pennsylvania corporation (“R-Health” and together with Everside, Paladina New Jersey, Paladina PC, Activate, Healthstat, Gateway, HSW, CA PC and DPC Holding each a “Borrower” and collectively, the “Borrowers” provided that each reference to “Borrower” or “Borrowers” in the Agreement and the Loan Documents shall mean and refer to each Borrower, individually, and/or to all the Borrowers, collectively and in the aggregate, as determined by Bank as the context may require).

RECITALS

A. Everside, Paladina New Jersey, Paladina PC, Activate, Healthstat, Gateway, HSW, CA PC and DPC Holding (collectively, the “Existing Borrowers”) and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2018 as amended from time to time including without limitation by that certain First Amendment to Loan and Security Agreement dated May 31, 2019, that certain Second Amendment and Waiver to Loan and Security Agreement dated April 20, 2020 and that certain Third Amendment and Joinder to Loan and Security Agreement dated as of March 25, 2021, that certain Waiver of Default letter, dated as of March 25, 2021 and that certain waiver letter dated June 25, 2021 (as the same may from time to time be further amended, restated, modified or supplemented, the “Agreement”).

B. Existing Borrowers wish to add R-HEALTH, INC. (“New Borrower”) as a Borrower under the Agreement. Bank is willing to do so, on the terms and conditions set forth in this Amendment. Bank and Borrowers also wish to amend the Agreement and the Loan Documents in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Addition of Co-Borrower; Joinder.

1.1.

By execution and delivery of this Amendment, New Borrower shall, and hereby, becomes a Borrower (as defined in the Agreement) under the Agreement and the applicable Loan Documents as if an original signatory thereto effective as of the date hereof. New Borrower is hereby deemed a Borrower under the Agreement and the Loan Documents. Each reference to “Borrower” in the Agreement and/or in each Loan Document shall mean and refer to each of Everside, Paladina New Jersey, Paladina PC, Activate, Healthstat, Gateway, HSW, CA PC, DPC Holding and R-Health, both individually and collectively, as determined by Bank as the context may require.

1.2.

New Borrower further: (i) acknowledges and agrees that it has read the Agreement and the Loan Documents, (ii) consents to all of the provisions of the Agreement and the Loan Documents relating to a Borrower, and (iii) acknowledges and agrees that this Amendment and the Agreement have been freely executed without duress and after an opportunity was provided to New Borrower for review of this Amendment by competent legal counsel of its choice.

1.3.

Without limiting the generality of the foregoing, New Borrower grants Bank a security interest in the Collateral to secure performance and payment of all Obligations under the Agreement. Each Borrower authorizes Bank to file one or more UCC Financing Statements reflecting New Borrower as Debtor and Bank as Secured Party.

2.	Amendments

2.1.	Definitions. The following defined terms in Exhibit A referenced in Section 1.1 of the Agreement are added to, or amended, to read as follows:

“Average Cash Burn” means an amount equal to the change in Borrowers’ Cash over a trailing six (6) month period (that has been adjusted for any changes to Cash as a result of borrowings and repayments of borrowings, proceeds from the sale of Equity Interests and the exercise of any options or warrants, paid-in-capital and minority interest, financial debt, equity and/or paid-in- capital and capital expenditures financed under a capital lease, earnout payments or other similar payments or financing obligations and deferred purchase price payments and Permitted IPO Expenses), divided by six (6).

“Borrowing Base” means, as of any date of determination, an amount equal to (i) six (6) times the Clinical EBITDA of Borrowers for any given month, plus (ii) the Nonformula Amount.

“Fourth Amendment Date” means July 12, 2021.

“Fourth Amendment Nonformula Usage Fee” means a fee equal to Two Hundred Thousand Dollars ($200,000) incurred if and when Borrower’s usage of the nonformula portion of the Borrowing Base, as determined by Bank and including without limitation usage of the Nonformula Amount to comply with Section 6.7(a) of this Agreement, exceeds Ten Million Dollars at any time. The Fourth Amendment Nonformula Usage Fee shall be fully earned and nonrefundable as of the Fourth Amendment Date.

“IPO Milestone” means Everside has received, prior to August 12, 2021, cash proceeds in an amount equal to at least Two Hundred Million Dollars ($200,000,000) from the sale or issuance of Everside’s capital stock in a firmly underwritten offering pursuant to the Securities Act of 1933, as amended.

“Nonformula Amount” means (i) beginning on the Fourth Amendment Date and ending on the Nonformula End Date, Twenty Million Dollars ($20,000,000), and (ii) beginning on the Nonformula End Date and at all times thereafter, Zero Dollars ($0.00).

“Nonformula End Date” means the earlier of (i) one hundred twenty (120) days after the Referenced Closing Date, and/or (ii) fifteen (15) calendar days after the sale or issuance by Borrower(s) of equity securities totaling Thirty Million Dollars ($30,000,000) in the aggregate.

“Permitted IPO Expenses” means one-time expenses in an aggregate amount not to exceed Five Million Dollars ($5,000,000) (or such other greater amount if and as approved by Bank in writing) incurred by Borrowers in connection with the sale or issuance of Everside’s capital stock in a firmly underwritten offering pursuant to the Securities Act of 1933, as amended.

“Referenced Closing Date” means the Fourth Amendment Date, or, if earlier, July 16, 2021.

“Revolving Line” means a Credit Extension of up to Fifty Million Dollars ($50,000,000) (inclusive of any amounts outstanding under the Ancillary Services Sublimit) provided however that if Bank determines that the IPO Milestone has not been achieved prior to August 12, 2021 then “Revolving Line” shall mean, effective beginning on the Revolver Reduction Date and thereafter, a Credit Extension of up to Forty Million Dollars ($40,000,000) (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Revolver Reduction Date” means the earlier of (i) one hundred twenty (120) days after the Referenced Closing Date, and/or (ii) fifteen (15) calendar days after the sale or issuance by Borrower(s) of equity securities totaling Thirty Million Dollars ($30,000,000) in the aggregate.

“RH Excluded Subsidiaries” means Advanced Comprehensive Care Organization, LLC (“ACCO”) and Care is Primary ACO, LLC (“Care is Primary ACO”).

“Permitted RH Subsidiary Investments” means Investments by RH in ACCO made in the ordinary course of business.

“RH Initial Transition Period” means the period beginning on the Fourth Amendment Date and ending on the date that is one hundred fifty (150) days after the Fourth Amendment Date.

“RH Initial Transition End Date” means the date that is one hundred fifty (150) days after the Fourth Amendment Date.

“RH Final Transition Period” means the period beginning on the RH Initial Transition End Date and ending on the date that is ninety (90) days after the RH Initial Transition End Date.

“RH Final Transition End Date” means the date that is two hundred forty (240) days after the Fourth Amendment Date.

“RH Provider Affiliates” means each of R-Health Primary Care Medical Home, LLC, R-Health Primary Care Medical Home PA, LLC and R-Health Primary Care Medical Home KC, LLC.

2.2.	Section 2.4(a) (Fees). Section 2.4(a) of the Agreement is amended to read as follows:

(a) Facility Fee. (i) a fee equal to One Hundred Thousand Dollars ($100,000), which shall be fully earned and nonrefundable as of the Fourth Amendment Date, and due and payable on the earlier of (x) Borrower’s sale or issuance of capital stock in a firmly underwritten offering pursuant to the Securities Act of 1933, as amended, and/or (y) within one hundred twenty (120) days after the Referenced Closing Date, and (ii) the Fourth Amendment Nonformula Usage Fee, which Fourth Amendment Nonformula Usage Fee shall be due and payable on the earlier of (x) Borrower’s sale or issuance of capital stock in a firmly underwritten offering pursuant to the Securities Act of 1933, as amended, and/or (y) within one hundred twenty (120) days after the Referenced Closing Date.

2.3.	Section 4.4 (Pledge of Interests). Section 4.4 of the Agreement is amended to read as follows:

4.4 Pledge of Interests. Each Borrower hereby pledges, assigns and grants to Bank a security interest in all membership and other Equity Interests which are part of the Collateral, including without limitation such Borrower’s membership or other equity interests in its Subsidiaries (collectively, the “Interests”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Each Borrower represents and warrants that no Interests are certificated as of the Fourth Amendment Date. At such time that any Interests become certificated, the certificate or certificates for the Interests shall be promptly (and in any event within five (5) Business Days) delivered to Bank, accompanied by an instrument of assignment in form satisfactory to Bank duly executed in blank by Borrower, and Borrower shall reflect the pledge of such certificates in the applicable books and records of the entities whose ownership interests are part of the Interests, and any transfer agent, to reflect the pledge of the Shares. Upon the occurrence of an Event of Default, Bank may effect the transfer of the Interests into the name of Bank and cause the Interests to be issued in the name of Bank or its transferee. Borrowers will execute and deliver such documents, and take or cause to be taken such actions, as

Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Interests. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any rights with respect to the Interests and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. No Interests are held in a brokerage or similar securities account.

2.4.	Section 5.15 (Excluded PCs). Section 5.15 of the Agreement is amended to read as follows:

5.15 Excluded PCs. There is no Person for which a Borrower or a Subsidiary performs management, administrative or business services pursuant to a management agreement or similar agreement, which is required to be consolidated in the financial statements of a Borrower in accordance with GAAP that is not a Borrower under this Agreement. No Borrower or Subsidiary owns any Equity Interest in a Person that is not a Borrower under this Agreement, other than for (i) the Provider Affiliates and (ii) R-Health’s ownership of the Equity Interests in the RH Provider Affiliates.    No Provider Affiliate (other than the RH Provider Affiliates) maintains any assets, earns any revenue or conducts any business. If, at any time, a Provider Affiliate (other than the RH Provider Affiliates) becomes active, maintains any assets or conducts any business or earns revenue, such Provider Affiliate shall become a Borrower in accordance with Section 6.16.

2.5.	Section 6.6 (Accounts). Section 6.6 of the Agreement is amended and restated in its entirety to read as follows:

6.6 Accounts.

(a) Each Borrower (other than Healthstat, Gateway, HSW, CA PC, DPC Holding and R-Health) shall maintain at all times, and shall cause each of its Subsidiaries to maintain at all times, all of its depository, operating and investment accounts with Bank.

(b) Each of Healthstat, Gateway, HSW, CA PC and DPC Holding (each a “HS New Borrower” and collectively, the “HS New Borrowers”) shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank provided however that (i) solely during the Initial Transition Period, HS New Borrowers may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by HS New Borrowers in all such accounts during the Initial Transition Period does not at any time exceed One Million Dollars ($1,000,000), and (ii) solely during the Final Transition Period, HS New Borrowers may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by HS New Borrowers in all such accounts during the Final Transition Period does not at any time exceed Five Hundred Thousand Dollars ($500,000). Beginning on the Final Transition End Date and at all times thereafter, each HS New Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank.

(c) R-Health shall maintain all of its depository, operating and investment accounts with Bank provided however that (i) solely during the RH Initial Transition Period, R- Health may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by R-Health in all such accounts during the RH Initial Transition Period does not at any time exceed One Million Dollars ($1,000,000), and (ii) solely during the RH Final Transition Period, R-Health may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by R-Health in all such accounts during the RH Final Transition Period does not at any time exceed Five Hundred Thousand Dollars ($500,000). Beginning on the RH Final Transition End Date and at all times thereafter, R-Health shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank.

2.6.	Section 6.7 (Financial Covenants). Section 6.7 of the Agreement is amended and restated in its entirety to read as follows:

6.7 Financial Covenants. Each Borrower shall at all times maintain the following financial ratios and covenants:

(a) Minimum Liquidity. If, as of the last day of any calendar month, the aggregate amount of the Obligations is equal to or greater than Fifteen Million Dollars ($15,000,000), then, beginning as of the first day of the immediately following month and continuing for the remainder of such calendar quarter and until such time as Bank receives satisfactory evidence of Borrowers’ cumulative revenue growth for the following calendar quarter, Borrowers shall maintain minimum Liquidity on a consolidated basis in an amount greater than:

(i) If cumulative revenue growth for Borrowers is greater than 10%, measured quarterly as of the last day of the respective quarter of determination, Borrowers shall maintain Liquidity in an amount greater than the greater of (x) $5,000,000 and/or (y) six (6) months Average Cash Burn;

(ii) If cumulative revenue growth for Borrowers is greater than 5% and equal to or less than 10%, measured quarterly as of the last day of the respective quarter of determination, Borrowers shall maintain Liquidity in an amount greater than the greater of (x) $5,000,000 and/or (y) eight (8) months Average Cash Burn; and

(iii) If cumulative revenue growth for Borrowers is less than or equal to 5%, measured quarterly as of the last day of the respective quarter of determination, Borrower shall maintain Liquidity in an amount greater than the greater of (x) $6,000,000 and/or (y) ten (10) months Average Cash Burn.

For purposes of this Section 6.7(a), (i) revenue growth shall be calculated on a year over year trailing four (4) quarter basis, and (ii) Healthstat revenue (as well as revenue from other acquired Person(s)) shall be added to Everside revenue for historical periods as determined by Bank.

(b) Equity Event. Everside shall (i) receive, within one hundred twenty (120) days after the Referenced Closing Date, net cash proceeds equal to at least Thirty Million Dollars ($30,000,000) from the sale or issuance of equity securities to investors satisfactory to Bank (the “Equity Event”), and (ii) use the first proceeds of the Equity Event to repay the Obligations in full (or, if the proceeds of the Equity Event are not sufficient to repay the Obligations in full, use the proceeds of the Equity Event solely to repay the Obligations).

2.7.	Section 7.14 (Transfers). Section 7.14 of the Agreement is amended to read as follows:

7.14 Transfers; Investments to Provider Affiliates.    No Borrower shall pay or transfer any cash or other property to, or make any Investments in, any Provider Affiliate or in the RH Excluded Subsidiaries (other than for Permitted RH Subsidiary Investments) without Bank’s prior written consent. As used herein, a “Provider Affiliate” includes ZINNI CLINIC PC, a California corporation, ACTIVATE CLINIC, P.C., an Illinois corporation, ACTIVATE HEALTHCARE, PC, an Indiana corporation, ACTIVATE CLINIC, PSC, a Kentucky corporation, ACTIVATE HEALTHCARE (MICHIGAN), PC, a Michigan corporation, ACTIVATE ZINNI, PC, a Nevada corporation, ACTIVATE HEALTHCARE (OHIO), INC., an Ohio corporation, ACTIVATE PENNSYLVANIA CLINICS, PC, a Pennsylvania corporation, BROOKS ACTIVATE CLINIC PROFESSIONAL CORPORATION, a Maryland corporation (“Brooks”), WEST VIRGINIA HEALTH CLINICS, PLLC, a West Virginia limited liability company, Activate Clinic, Professional Service Corporation, a Wisconsin corporation, R-Health Primary Care Medical Home, LLC, R-Health Primary Care Medical Home PA, LLC, R-Health Primary Care Medical Home KC, LLC and/or any other parent entity or Affiliate of such Person, and the successors and assigns of each of the foregoing.

2.8.	Exhibit C (Borrowing Base Certificate). Exhibit C to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto

2.9.	Exhibit D (Compliance Certificate). Exhibit D to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit D hereto.

3. Consent to R-Health Acquisition and RH Excluded Subsidiaries. Provided that all Permitted Acquisition Conditions set forth in Section 7.3 of the Agreement have been met and satisfied (other than clause (i) of the Permitted Acquisition Conditions set forth in Section 7.3 of the Agreement requiring funding with proceeds of equity issued to NEA or other investors satisfactory to Bank), Bank (a) consents to DPC Holding’s purchase of all the Equity Interests of R-Health (the “R-Health Acquisition”) pursuant to the Stock Purchase Agreement dated as of July 2, 2021 in the form provided to Bank as of the Fourth Amendment Date (the “R-Health SPA”), and (b) waives Borrower’s failure to comply with Section 7.3 of the Agreement solely as a result of the R-Health Acquisition. Bank further agrees that, notwithstanding Section 6.16 of the Loan Agreement, Borrowers shall not be required to cause the RH Excluded Subsidiaries to become a guarantor or Borrower pursuant to clause (a) of Section 6.16. Bank does not consent to any failure by any Borrower to comply with any other provision of the Loan Documents, whether as a result of the R-Health Acquisition or otherwise. Bank does not waive Borrower’s obligations under Section 6.16 or 7.3 of the Agreement after consummation of the R-Health Acquisition, and Bank does not waive any other failure by any Borrower to perform its Obligations under the Loan Documents, whether as a result of the R-Health Acquisition or otherwise. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after consummation of the R-Health Acquisition.

4. Certificated Equity Interests. Each Borrower represents and warrants that, as of the Fourth Amendment Date, none of the Equity Interests are certificated. If, after the Fourth Amendment Date, any Borrower’s Equity Interests, including R-Health’s ownership of Equity Interests, shall become certificated, Borrowers shall, within five (5) days of the certification of any Equity Interests, promptly deliver to Bank certificate(s) for the Interests accompanied by an instrument of assignment duly executed in blank by each applicable Borrower, and Borrowers shall reflect the pledge of such certificates in the applicable books and records of the entities whose ownership interests are part of the Interests.

5. RF and Pareto Lien Terminations. Borrowers shall deliver to Bank, within seven (7) days after the Fourth Amendment Date, in form and substance satisfactory to Bank, evidence that all Liens against R-Health have been terminated and released, including without limitation file stamped termination statements of all UCC financing statements filed against R-Health in favor of Pareto Health Administrators, LLC and Reinvestment Fund, Inc. (the “RF and Pareto Lien Terminations”). Borrowers’ failure to deliver the RF and Pareto Lien Terminations within seven (7) days after the Fourth Amendment Date shall constitute an Event of Default.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

7. The Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, or any other Loan Document, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8. Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties expressly relate to another date), and no Event of Default has occurred and is continuing.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10. Sections 11 and 12 of the Agreement are incorporated herein, mutatis mutandis.

11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) corporation resolutions and incumbency certification authority to procure loans with respect to incumbency and resolutions, duly executed by R-Health;

(c) an Intellectual Property Security Agreement, duly executed by R-Health;

(d) formation documents (certificate/articles of formation and limited liability company/operating agreement) of R-Health;

(e) UCC financing statement (R-Health);

(f) a copy of the fully executed R-Health SPA, together with all schedules, exhibits and attachments thereto and related documents;

(g) Lien and IP search results on R-Health and evidence of Lien releases and/or terminations as may be requested by Bank including without limitation evidence of the release of the Liens evidenced by UCC financing statements filed against R-Health in favor of Pareto Health Administrators, LLC and Reinvestment Fund, Inc.;

(h) a payoff letter (Reinvestment Fund, Inc.);

(i) good standing certificate (R-Health); Amendment; and

(j) payment of an amount equal to all Bank Expenses incurred in connection with this

(k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

[SIGNATURE PAGE TO FOURTH AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound by, all of the terms and conditions of this Amendment.

BORROWERS:

EVERSIDE HEALTH, LLC	PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.

By:	/s/ Heather Dixon	By:	/s/ Heather Dixon

Name: Heather Dixon	Name: Heather Dixon
Title: Chief Financial Officer	Title: Chief Financial Officer

PALADINA HEALTH MEDICAL GROUP, PC	ACTIVATE HEALTHCARE LLC

By:	/s/ Heather Dixon	By:	/s/ Heather Dixon

Name: Heather Dixon	Name: Heather Dixon
Title: Chief Financial Officer	Title: Chief Financial Officer

HEALTHSTAT, INC.	GATEWAY DIRECT PRIMARY CARE JV, LLC

By:	/s/ Heather Dixon	By:	/s/ Chris Miller

Name: Heather Dixon	Name: Chris Miller
Title: Chief Financial Officer	Title: Chief Executive Officer

HEALTHSTAT WELLNESS, INC.

By:	/s/ Heather Dixon

Name: Heather Dixon
Title: Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound by, all of the terms and conditions of this Amendment.

BORROWERS:

PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION		PALADINA DPC HOLDING CO., LLC

By:	/s/ Heather Dixon	By:	/s/ Heather Dixon

Name: Heather Dixon		Name: Heather Dixon
Title: Chief Financial Officer		Title: Chief Financial Officer

R-HEALTH, INC.

By:	/s/ Heather Dixon

Name: Heather Dixon
Title: Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound.

BANK:

COMERICA BANK

By:	/s/ Shane Merkord
Name: Shane Merkord Title: Vice President

EXHIBIT C

BORROWING BASE CERTIFICATE

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 1800 Bering Drive San Jose, CA 95112 Email directly to: SGMerkord@comerica.com and NWCompliance@comerica.com

FROM:

EVERSIDE HEALTH, LLC, PALADINA MEDICAL GROUP OF NEW JERSEY, P.C, PALADINA HEALTH MEDICAL GROUP, PC, ACTIVATE HEALTHCARE LLC, HEALTHSTAT, INC., GATEWAY DIRECT PRIMARY CARE JV, LLC, HEALTHSTAT WELLNESS, INC., PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION and PALADINA DPC HOLDING CO., LLC

The undersigned authorized Officers of EVERSIDE HEALTH, LLC, PALADINA MEDICAL GROUP OF NEW JERSEY, P.C, PALADINA HEALTH MEDICAL GROUP, PC, ACTIVATE HEALTHCARE LLC, HEALTHSTAT, INC., GATEWAY DIRECT PRIMARY CARE JV, LLC, HEALTHSTAT WELLNESS, INC., PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION, PALADINA DPC HOLDING CO., LLC and R-HEALTH, INC. (each a “Borrower”, and, collectively, “Borrowers”), each hereby certify that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Each Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. Each Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES
Company Prepared Monthly F/S (consolidating and	Monthly, within 30 days		YES	NO
consolidated)
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Certificate	Monthly, within 30 days		YES	NO
A/R Agings	Monthly, within 30 days		YES	NO
A/P Agings	Monthly, within 30 days		YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 30 days of FYE		YES	NO
Audit	Annual/Semi-Annual [based on occurrence of Audit Frequency		YES	NO
Trigger Event]
Intellectual Property Report	Within 30 days of each quarter		YES	NO
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO
Total amount of Borrowers’ cash and investments	Amount: $		YES	NO
Total amount of Borrowers’ cash and investments maintained	Amount: $		YES	NO
with Bank

	DESCRIPTION		APPLICABLE
Legal Action > $100,000	Notify promptly upon notice		YES	NO
Inventory Disputes > $100,000	Notify promptly upon notice		YES	NO
Mergers & Acquisitions	Notify promptly upon notice		YES	NO
Cross default with other agreements > $100,000	Notify promptly upon notice		YES	NO
Judgments > $100,000	Notify promptly upon notice		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Minimum Liquidity	See Agreement		YES	NO
Equity Event	See Agreement		YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$100,000		YES	NO
Permitted Investments for stock repurchase	<$100,000		YES	NO
Permitted Investments for subsidiaries	<$100,000		YES	NO
Permitted Investments for employee loans	<$100,000		YES	NO
Permitted Investments for joint ventures	<$100,000		YES	NO
Permitted Liens for equipment leases	<$100,000		YES	NO
Permitted Transfers	<$100,000		YES	NO
Please Enter Below Comments Regarding Violations:

Each Officer further acknowledges that at any time any Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

BORROWERS:

EVERSIDE HEALTH, LLC	PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.

By:	By:
Name:	Name:
Title:	Title:

PALADINA HEALTH MEDICAL GROUP, PC	ACTIVATE HEALTHCARE LLC

By:	By:
Name:	Name:
Title:	Title:

HEALTHSTAT, INC.	GATEWAY DIRECT PRIMARY CARE JV, LLC

By:	By:
Name:	Name:
Title:	Title:

HEALTHSTAT WELLNESS, INC.	PALADINA MEDICAL GROUP OF CALIFORNIA,
PROFESSIONAL CORPORATION

By:	By:
Name:	Name:
Title:	Title:

PALADINA DPC HOLDING CO., LLC	R-HEALTH, INC.

By:	By:
Name:	Name:
Title:	Title: